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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-4 of RathGibson, Inc. of our report dated September 29, 2006, relating to the December 31, 2005 financial statements of Greenville Tube Company, which appears in such Registration Statement. We also consent to the reference to us under the heading ‘‘Experts’’ in such registration statement.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
October 26, 2006